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                                                                    Exhibit 10.6



                     STRATEGIC CONSULTING SERVICE AGREEMENT



                                     between


                ATA ONLINE (BEIJING) EDUCATION TECHNOLOGY LIMITED


                                       and


                          ATA LEARNING (BEIJING), INC.
















                                     BEJING

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                     STRATEGIC CONSULTING SERVICE AGREEMENT

THIS STRATEGIC CONSULTING SERVICE AGREEMENT ("this Agreement") is entered into in Beijing, People's Republic of China ("PRC") on October 7, 2006 by and between:

Party A ("Entrusting Party"): ATA Online (Beijing) Education Technology Limited ("Party A"), with its registered address at Room 528, Building 9, No. 30 Middle North Third Ring Road, Haidian District, Beijing, China; and

Party B ("Entrusted Party"): ATA Learning (Beijing), Inc. ("Party B"), with its registered address at 8th Floor, East Building, No. 6 Gongyuan West Street, JianGuoMenNei, Beijing, Beijing, China.

Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".


WHEREAS,

1. Party A is a company organized and existing under the laws of PRC, with its main business in providing Internet testing preparation services and in the PRC (the "Business"). Party B is a wholly foreign-owned enterprise organized and existing under the laws of the PRC and it has expertise and resources in strategic consulting in the area of the Business.

2. Party A agrees to entrust Party B to provide strategic consulting services with respect of the Business, and Party B agrees to accept such entrustment under the terms and conditions set out below.

NOW THEREFORE, the Parties agree to the terms and conditions under this Agreement as follows:


ARTICLE 1 ENTRUSTED MATTERS

Matters entrusted by Party A to Party B under this Agreement (the "Entrusted Matters") shall be providing strategic services pursuant to Article 2 under this Agreement.


ARTICLE 2 SCOPE OF SERVICES

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     Services to be provided by Party B to Party A under this Agreement shall mainly include the following subject to the regulation of applicable Chinese laws:

(1)  New product evaluation;

(2)  Market research;

(3)  Marketing and sales strategy; and

(4)  Other services related to Party A's business.


ARTICLE 3 FEE AND PAYMENT

     The Parties agree that consulting fee hereunder shall be calculated and paid in the following manner:

1. The consulting fee payable by Party A to Party B hereunder shall be confirmed by Party B in written and calculated in accordance with the actual amount of time during which Party B provides services pursuant to this Agreement to Party A on quarterly basis.

2. Party B reserves the right to adjust the monthly rates of the consulting fee and other reasonable fees in accordance with the actual performance of Party A.

3. Party A shall inform Party B all the information in connection with the contracts entered into between Party A and any third parties in a timely manner. Party B shall have the right to exam and check those contracts at any time upon its discretion.

4. The consulting fee hereunder shall be paid on a quarterly basis. Party A shall, within three (3) months after settlement of each quarter, pay consulting fee of each quarter into an account designated by Party B. At the end of each year, Party B shall settle the consulting fee with Party A in accordance with the actual fees payable by Party A under this Agreement.


ARTICLE 4 OBLIGATIONS OF THE PARTIES

1. THE OBLIGATIONS OF PARTY A

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(1) Party A shall promptly provide Party B with any materials and information necessary for the fulfillment of the Services hereunder, and shall warrant the authenticity and accuracy of all such materials and information it provides.

(2) Party A shall pay consulting fee to Party B pursuant to Article 3 hereof;

(3) Unless otherwise agreed by Party B in writing, Party A shall not entrust any third party to provide any Services as stipulated in Article 2 hereof;

(4) Party A shall perform other obligations under applicable laws and regulations of the PRC.


2. THE OBLIGATIONS OF PARTY B

(1) Party B shall provide the consulting services to Party A pursuant to this Agreement;

(2) Party B warrants to Party A that the information and suggestions provided by Party B to Party A under this Agreement shall be in compliance with relevant laws and regulations of the PRC;

(3) During the term of this Agreement and upon termination of this Agreement due to any reasons whatsoever, Party B shall keep confidential of any technical information and materials provided by Party A, and all other information which Party A does not want to disclose.


ARTICLES 5 INTELLECTUAL PROPERTY RIGHTS

1. RIGHTS CREATED

     Except as otherwise agreed to by the Parties, Party B shall own all Intellectual Property Rights created or acquired by Party A in the provision of consulting services. Party A shall sign all documents and take all actions necessary for Party B to become the owner of such Intellectual Property Rights. Party A shall not contest Party B's ownership of all such Intellectual Property Rights, and will not apply to register, or attempt to acquire or otherwise obtain any such Intellectual Property Rights.


2. NAMES, TRADEMARKS AND LOGOS

     Party A shall not use Party B's name, trademark, logo, domain name or any variations thereof, or language from which any connection of said names may be

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implied in any advertising, sales promotion materials, press releases or any other publicity matters without Party B's prior written approval.


ARTICLE 6 CONFIDENTIALITY

1. CONFIDENTIAL INFORMATION

     Confidential Information means all technology, know-how, techniques, software, proprietary databases, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by Party B to Party A under the terms of this Agreement or otherwise, as well as the terms of this Agreement and other confidential business and technical information.


2. GENERAL OBLIGATION.

     During the term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement for any reason whatsoever, Party A shall:

(1) keep the Confidential Information confidential;

(2) not disclose the Confidential Information to any third party other than with the prior written consent of Consultant or in accordance with Section 3 of
Article 6; and

(3) not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement.


3. DISCLOSURE TO RECIPIENTS

     Party A may disclose the Confidential Information to its directors, officers, managers, employees, legal, financial and professional advisors (collectively, "Recipients"), on a need to know basis, to the extent necessary for the implementation of this Agreement. Party A shall use its best efforts to ensure that each Recipient is made aware of, and complies with the obligation of confidentiality of Party A in respect of the Confidential Information under this Agreement as if the Recipient were a party to this Agreement.


4. EXCEPTIONS

     The provisions of Article 6 shall not apply to:

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(1) Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of Party A or any of the Recipients in violation of this Agreement;

(2) disclosure by Party A to the extent required under any applicable laws, regulations, requirements of any regulatory authority or any applicable rules of any stock exchange; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, Party B shall be given an opportunity to review and comment on the contents of the disclosure before it is made; and

(3) disclosure by Party A to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial, regulatory or arbitration process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, Party B shall be given an opportunity to review and comment on the contents of the disclosure before it is made.


ARTICLE 7 REPRESENTATIONS AND WARRANTIES

1. Party B represents, warrants and covenants to Party A (such representations, warranties and covenants shall become effective from the Effective Date of this Agreement) that:

(1) Party B shall use its expertise and resources in strategic consulting with respect to the Business to organize and coordinate the Entrusted Matters and shall set up working groups consisting of experienced personnel to provide consulting services to Party A;

(2) Party B shall, during the course of providing the consulting services hereunder, act in due diligence and perform its obligations pursuant to applicable laws, regulations and relevant administrative rules of the PRC as well as the terms and conditions of this Agreement.


2. Party A represents and warrants to Party B (such representations and warranties shall become effective from the Effective Date of this Agreement) that:

(1) The obligations of Party A under this Agreement shall be legal and binding on Party A. Party A's performance of its obligations hereunder shall neither conflict with any of its obligations under any other agreement or document, nor contravene any applicable laws, regulations or administrative rules of the PRC;

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(2) Any document and material provided by Party A to Party B under this
Agreement shall be authentic and accurate.


3. Upon the occurrence of an event which may make any representation, warranty or covenant of a Party hereto under this Articles 5 become unauthentic or inaccurate, such Party shall promptly inform the other Party thereof in written, and, upon reasonable request of the other Party, take measures to remedy and disclose details of such event.


4. The legal liabilities arising out of a breach of any of the representations, warranties or covenants mentioned above shall not be affected upon the completion of the Entrusted Matters hereunder.


5. No Party hereto shall assign any of its rights or obligations under this Agreement to any third party.


ARTICLE 8 INDEMNIFICATION

     In the event that a Party fails to comply with any of its obligations hereunder and such failure result in losses to the other Party, the defaulting Party shall make full and effective compensation to the other Party; if the failure makes it impossible to continue to perform this Agreement, the other Party shall have the right to terminate this Agreement and the defaulting Party itself shall bear its losses arising out of such termination.


ARTICLE 9 FORCE MAJEURE AND CHANGE OF CIRCUMSTANCES

     If, at any time before the completion of the Entrusted Matters, a significant change or event in politics, economy, finance, law or otherwise occurs, and such change or event has had or may have a material adverse effect to the performance of the Entrusted Matters, the Parties may consult with each other to suspend or terminate this Agreement and neither Party shall assume any defaulting liability to the other Party.


ARTICLE 10 TERMINATION

1. Each Party shall have the right to terminate this Agreement by giving the other Party a notice in writing if:

(1) The other Party breaches or fails to fulfill any obligations under this Agreement; or

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(2) Any representation, warranty or covenant made by the other Party hereunder is materially unauthentic or misleading and therefore not fulfilled.


2. In the event that this Agreement is terminated pursuant to Section 1 of this
Article 10 or Article 9 hereof, the obligations of both Parties hereunder shall be terminated immediately. Notwithstanding the forgoing sentence, any right or claim having come into existence, or any liability arising out of the representation, warranty, covenant or indemnification hereunder, shall remain unaffected upon such termination.


ARTICLE 11 DISPUTE RESOLUTION

1. Any and all disputes, controversy or claim arising from or relating to this Agreement or its interpretation, violation, termination or validity shall be first settled through amicable negotiations between the Parties; such negotiations shall commence on the date on which a Party issues a written notice to the other Party requesting for such negotiations. If the dispute fails to be settled within thirty (30) days of the issuance of the written notice, then, upon the request of and notification by either Party to the other Party, such dispute shall be submitted for arbitration.

2. The arbitration shall be conducted in Beijing by 3 arbitrators of the China International Economic and Trade Arbitration Commission Beijing Commission in accordance with such Commission's Arbitration Rules then in effect.

3. The arbitration award shall be final and binding on the Parties, and the costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.


ARTICLE 12 VARIATION AND SUPPLEMENT

Upon the effectiveness of this Agreement, both Parties hereto shall fulfill their respective obligations hereunder. No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Party B must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Party B's overseas holding company, ATA, Inc.). The duly signed variation and supplement to this Agreement shall constitute the integral part of this Agreement and have the same legal effect.


ARTICLE 13 VALIDITY

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     This Agreement shall become effective immediately after it is signed and sealed by the legal representatives or the authorized representatives of both Parties, and shall supersede all the relevant agreements and documents previously signed by the Parties on the subject matter upon the effectiveness of this Agreement.

     The term of this Agreement shall be twenty (20) years, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A in written of its intention not to renew thirty (30) days before the current term expires.


ARTICLE 14 COUNTERPARTS

     This Agreement is executed in two (2) counterparts. Each Party shall hold one counterpart, and both counterparts shall have the same legal effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.


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(Execution Page Only)


PARTY A: ATA Online (Beijing) Education Technology Limited


Authorized representative: (COMPANY SEAL)


PARTY B: ATA Learning (Beijing), Inc.


Authorized representative: (COMPANY SEAL)

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